                                                                     Exhibit 4.1
                                          Standard & Poor's
                                          A Division of the McGraw-Hill
                                          Companies

55 Water Street, 45th Floor         Frank A. Ciccotto, Jr.
New York, New York 10041            Managing Director
Tel 212-438-4417                    E-Business Services
Fax 212-438-7748
frank ciccotto@standardandpoors.com
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                                                                October 11, 2001

Salomon Smith Barney Inc.
388 Greenwich Street
New York, N.Y. 10013

The Chase Manhattan Bank
4 New York Plaza
New York, N.Y. 10004

Re:Tax Exempt Securities Trust, Intermediate Term Trust 40, National Trust 280
   (Insured) and National Trust 281
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Gentlemen:

   We have examined Registration Statement File Nos. 333-67554, 333-68676 and
333-68678 for the above-mentioned trusts. We hereby acknowledge that Kenny S&P
Evaluation Services, a division of J.J. Kenny Co., Inc. is currently acting as the evaluator for the trusts. We hereby consent to the use in the Registration
Statement of the reference to Kenny S&P Evaluation Services, a division of J.J.
Kenny Co., Inc. as evaluator.

   In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the trust portfolios are the ratings indicated in our KENNYBASE database as of the date of the evaluation report.

   You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                          Sincerely,

                                          /S/ FRANK A. CICCOTTO
                                          ----------------------
                                          FRANK A. CICCOTTO
                                          Vice President